UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 17, 2003
FORTEL Inc.
(Exact name of registrant as specified in its charter)
California	0-12194	94-2566313
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
46832 Lakeview Blvd., Fremont, California	94538-6543
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:	(510) 440-9600
Not applicable
(Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership

On March 17, 2003, FORTEL Inc. (the “Registrant,” or the “Company”) filed a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California, Alameda Division (the “Bankruptcy Court”).  The case has been assigned to the Honorable Judge Edward D. Jellen and will be administered under case number 03-41538-J11.  The filing is intended to allow Registrant to remain in possession of its assets and properties, and eight of the nine current directors and officers of the Registrant will continue to oversee operation of Registrant’s business as a debtor-in-possession, subject to supervision and orders of the Bankruptcy Court of matters outside the ordinary course of business.  The Company intends to proceed with a structured sale of substantially all of its businesses and assets.

A copy of the Registrant’s press release dated March 18, 2003, announcing the bankruptcy filing and the proposed sale of substantially all of its assets to Divestiture Management Corporation (“DivestCap”), an investment firm specializing in acquiring and growing established information technology companies, is attached as Exhibit 99.1 hereto and is hereby incorporated by reference.

Certain statements in this current report are forward-looking, and as such are subject to risks and uncertainties.  Such statements include:

•                  that the filing is intended to allow the Registrant to remain in possession of its assets and properties;

•                  that eight of the nine current directors and officers of the Registrant will continue to oversee operation of Registrant’s business as a debtor-in-possession, subject to supervision and orders of the Bankruptcy Court of matters outside the ordinary course of business; and

•                  that the Company intends to proceed with a structured sale of substantially all of its assets.

Risks that may affect whether the expected events occur or whether the Company’s intentions are fulfilled include the risk of future resignations by officers or directors, the risk the Company’s filing may be converted into a proceeding under Chapter 7 of the U.S. Bankruptcy Code, the risk a Chapter 11 trustee may be appointed by the Bankruptcy Court and the risk the sale to DivestCap may not occur due to a failure of a condition of closing to be fulfilled or other reasons.

Item 5. Other Events

On March 21, 2003, Registrant entered into a Purchase and Sale Agreement with DivestCap, whereby DivestCap intends to acquire substantially all of the assets of the Company for approximately $1,353,000 in cash and the assumption of approximately $8,600,000 of the Company’s liabilities.  Those assets primarily consist of the Registrant’s software products and the intellectual property rights related thereto.  The sale is subject to the approval of the Bankruptcy Court referenced in Item 3 above.

A copy of the Registrant’s press release dated March 18, 2003, announcing the bankruptcy filing and the proposed sale of substantially all of its assets to DivestCap is attached as Exhibit 99.1 hereto and is hereby incorporated by reference.

As a result of the actions taken on March 17, 2003, the Company’s Board of Directors appointed Robert Madrilejo as acting Chief Financial Officer.

Item 7. Financial Statements and Exhibits

                (c)  Exhibits

                The following exhibit is filed herewith:

                99.1   Press Release Dated March 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                        FORTEL INC.

Dated: March 26, 2003	By:	/s/ Robert E. Fortelka
Robert E. Fortelka
Acting Chief Executive Officer and
Senior VP, Product Operations